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                                                                    Exhibit 2(c)


                            CERTIFICATE OF AMENDMENT
                                       TO
                                RESTATED BY-LAWS
                                       OF
                            BRINSON INVESTMENT TRUST

         The undersigned, being Vice President and Secretary of Brinson Investment Trust ("Trust"), hereby certifies that the Trustees of the Trust duly adopted the following resolutions, which amended the Restated By-Laws of the Trust dated February 11, 1998 in the manner provided in such Restated By-Laws of the Trust, at a meeting held on February 13, 2002:

                  RESOLVED, that the Restated By-Laws dated February 11, 1998 be, and they hereby are, amended to change the name of the Trust from "Brinson Investment Trust" to "UBS Investment Trust," in the following manner:

                  The Article I, Section 1.01 of the Restated By-Laws is hereby amended to read as follows:

                  "Section 1.01. Declaration of Trust: These Restated By-Laws shall be subject to the Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of UBS Investment Trust, the Massachusetts business trust established by the Declaration of Trust (the "Trust")."


Dated: February 19, 2002

                                  By:            /s/ Amy R. Doberman
                                       ---------------------------------------
                                       Name:  Amy R. Doberman
                                       Title: Vice President and Secretary

New York, New York (ss)

On this 19th day of February, 2002 before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


                                                 /s/ Evelyn De Simone
                                       ---------------------------------------
                                                     Notary Public